UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 17, 2013

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On September 17, 2013, Culp, Inc. (the “Company”) held its annual meeting of shareholders.  At the meeting, the Company’s shareholders: (i) elected each of the five persons listed below under Proposal 1 to serve as a director of the Company until the 2014 annual meeting, or until their successors are elected and qualified; (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2014; and (iii) voted for a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers (Say on Pay vote).  The following information sets forth the results of the voting at the annual meeting.

Proposal 1:  To elect five directors to serve until the 2014 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert G. Culp, III	9,806,957	625,968	1,254,142
Patrick B. Flavin	10,292,249	140,676	1,254,142
Kenneth R. Larson	9,999,641	433,284	1,254,142
Kenneth W. McAllister	10,268,759	164,166	1,254,142
Franklin N. Saxon	10,268,656	164,269	1,254,142

Proposal 2:  To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2014

For	11,674,502
Against	3,028
Abstain	9,537
Broker Non-Votes	0

Proposal 3:  Advisory vote on executive compensation (Say on Pay)

For	10,400,223
Against	20,533
Abstain	12,169
Broker Non-Votes	1,254,142

Item 8.01.         Other Events.

On September 18, 2013, the Company issued a news release to announce a cash dividend.  The Company reported that its board of directors had declared a cash dividend of four cents per share on its common stock, payable on October 15, 2013 to shareholders of record on October 1, 2013.

Item 9.01(d).     Exhibits.

Exhibit 99(a)            News Release dated September 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      September 18, 2013

Culp, Inc.

By:	/s/ Kenneth R. Bowling
Kenneth R. Bowling
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99(a)	News Release dated September 18, 2013

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